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                                                                    EXHIBIT 99.2

                     Form of Notice of Guaranteed Delivery

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           SUBSCRIPTION CERTIFICATES
                                   ISSUED BY
                          MIDWAY AIRLINES CORPORATION

          This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated __________, 2000 (the "Prospectus") of Midway Airlines Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Certificates evidencing the Rights (the "Subscription Certificate(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on __________, 2000, unless extended by the Company (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail or overnight delivery to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See the discussion set forth under "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus.

          Even if the Subscription Certificate evidencing the Rights is being delivered pursuant to the procedure for guaranteed delivery thereof, payment of the Subscription Price of $5.20 per share for each share of common stock, $0.01 par value (the "Common Stock"), of the Company subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Date. See the discussion set forth under "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus. All undefined capitalized terms used herein have the definitions ascribed to them in the Prospectus.

          The address and telecopier numbers of the Subscription Agent are as follows:

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 By Mail:                            Facsimile Transmission          By Hand or
                                     (Eligible Institutions only):   Overnight
  First Union National Bank                                          Delivery:
  1525 West W.T. Harris              (  ) ___-____
    Boulevard, 3c3, NC1153
  Charlotte, North Carolina          To confirm receipt of
                   28288-1153        facsimile only:

                                     (  ) ___-____
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          Delivery of this instrument to an address other than as set forth above or transmission via a facsimile machine other than as set forth above does not constitute a valid delivery.

          The address and telephone numbers of the Company, for inquiries, information or requests for additional documentation are as follows:

          Steven Westberg
          Executive Vice President and General Manager
          Midway Airlines Corporation
          2801 Slater Road, Suite 200
          Morrisville, North Carolina 27560

Ladies and Gentlemen:

          The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing ___________ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise: (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per Right with respect to _______ of the Rights represented by such Subscription Certificate, and (ii) the Over-Subscription Privilege to subscribe, to the extent that shares ("Excess Shares") are not subscribed for pursuant to exercises under the Basic Subscription Privilege, for an aggregate of up to _______ Excess Shares.

          The undersigned understands that payment of the Subscription Price of $5.20 per share for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before the Expiration Date and represents that such payment, in the aggregate amount of $_________, either (check appropriate box):

          [_]  is being delivered to the Subscription Agent herewith;

          or

          [_]  has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

          [_]  wire transfer of funds

               .  name of transferor institution________________________________

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               .  date of transfer______________________________________________

               .  confirmation number (if available)____________________________

          [_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

          [_]  certified check

          [_]  bank draft (cashier's check)

          [_]  money order

               .  name of maker_________________________________________________

               .  date of check, draft or money order number____________________

               .  bank on which check is drawn or issuer of money order_________

Signature(s)____________________________________________________________________

Name(s)_________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________
                                 (Please type or print)
      __________________________________________________________________________

Area Code and Tel. No(s)._______________________________________________________

Rights Certificate No(s). (if available)________________________________________

                             GUARANTEE OF DELIVERY

       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby

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guarantees that within three Nasdaq National Market trading days after the date hereof, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm:___________________________________________________________________

Address: _______________________________________________________________________

Zip Code:_______________________________________________________________________

Area Code and Telephone Number:_________________________________________________

Authorized Signature:___________________________________________________________

Title:__________________________________________________________________________

Name: __________________________________________________________________________
                            (Please Type or Print)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

             DO NOT SEND SUBSCRIPTION CERTIFICATES WITH THIS FORM

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